Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of C&J Energy Services, Inc. of our report dated February 28, 2012 with respect to the consolidated financial statements of C&J Energy Services, Inc. and Subsidiaries as of December 31, 2011 and 2010, and for each of the three years in the period ended December 31, 2011.

We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ UHY LLP

Houston, Texas

February 28, 2012